Exhibit 10.1

STANDARD SUBLEASE

(Long-form to be used with pre-1996 AIR leases)

(NOTE: NOT DESIGNED FOR SITUATIONS WHERE LESS THAN ENTIRE PREMISES ARE BEING SUBLET)

1.           Basic Provisions ("Basic Provisions").

1.1         Parties: This Sublease ("Sublease"), dated for reference purposes only December 20, 2012, is made by and between Radiant Logistics, Inc. (Successor in Interest to Distribution by air, a DBA Distribution Services Inc. Company ("Sublessor") and Space Exploration Technologies Corp., a Delaware Corporation ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2         Premises: That certain real property, including all improvements therein, and commonly known by the street address of 2701 & 2705 El Segundo Blvd., Hawthorne located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) a 140,200 square foot portion of a larger Industrial Building comprised of two 70,100 Square foot units. ("Premises").

1.3         Term: 3 years and __ months commencing February 1, 2013 on the 2705 bldg and March 1 on 2701 bldg ("Commencement Date") and ending February 29, 2016 ("Expiration Date").

1.4         Early Possession: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing Appx January 10, 2013 or the earliest possible date. ("Early Possession Date").

1.5         Base Rent: $75,007.00 per month ("Base Rent"), payable on the First day of each month commencing January 1, 2013 (see Addendum for rent schedule).

0 If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6         Base Rent and Other Monies Paid Upon Execution:

(a)           Base Rent: $75,007.00 for the period from May 1, 2013 through May 31, 2013.

(b)           Security Deposit: $80,615.00 ("Security Deposit").

(c)           Association Fees: $NA for the period NA.

(d)           Other: $                                     for                                      .

(e)           Total Due Upon Execution of this Lease: $155,622.00.

1.7         Agreed Use: The Premises shall be used and occupied only for General office, manufacturing, warehousing, air freight and related legal uses. and for no other purposes.

1.8         Real Estate Brokers:

(a)           Representation: The following real estate brokers ( the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

0 The Saywitz Company represents Sublessor exclusively ("Sublessor's Broker");

0 Fischer & Company represents Sublessee exclusively ("Sublessee's Broker"); or D             represents both Sublessor and Sublessee ("Dual Agency").

(b)           Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in the attached separate written agreement ~~or if no such agreement is attached, the sum of         or         % of the total Base Rent payable for the original term of the Sublease, the sum of           or         of the total Base Rent payable during any period of time that the Sublessee occupies the Premises subsequent to the original term of the Sublease, and/or the sum of         or         % of the purchase price in the event that the Sublessee or anyone affiliated with Sublessee acquires from the owner of the Premises any rights to the Premises.~~

~~1.9         Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by ___________________________________________________________________________________________________________________________________________~~

~~__________________  (”Guarantor“).~~

1.10          Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

0 an Addendum consisting of Paragraphs 13through         ;

D a plot plan depicting the Premises;

D a Work Letter;

0 a copy of the master lease and any and all amendments to such lease (collectively the "Master Lease");

D other (specify):

.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

2.            Premises.

2.1         Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2         Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (”Start Date“), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (”HVAC“), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense

2.3         Compliance. Sublessor warrants that to the best of its actual knowledge, any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (”Applicable Requirements“) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (”Capital Expenditure“), Sublessor and Sublessee shall allocate the cost of such work as follows:

(a)           If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds 6 months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within 10 days after receipt of Sublessee's termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If the Parties elect termination, Sublessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)           If such Capital Expenditure is not the result of the specific and unique use of the Premises by Sublessee (such as governmentally mandated seismic modifications, then Sublessor shall pay for said Capital Expenditure ~~.and the cost thereof shall be prorated between the Sublessor and Sublessee and Sublessee shall only be obligated to pay, each month during the remainder of the term of this Sublease or any extension therof, on the date on which Rent is due, an amount equal to 1/144th the cost of such Capital Expenditure. Sublessee shall pay interest on the unamortized balance at a rate that is then commercially reasonable in the judgment of Sublessor's accountant. Sublessee may, however, prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last 2 years of this Sublease or if Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon 90 days prior written notice to Sublessee unless Sublessee notifies Sublessor, in writing, within 10 days after receipt of Sublessor's termination notice that Sublessee will pay for such Capital Expenditure. If Sublessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Sublessee may advance such funds and deduct same, with interest, from Rent until Sublessor's share of such costs have been fully paid. If Sublessee is unable to finance Sublessor's share, or if the balance of the Rent due and payable for the remainder of this Sublease is not sufficient to fully reimburse Sublessee on an offset basis, Sublessee shall have the right to terminate this Sublease upon 10 days written notice to Sublessor.~~

(c)           Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

2.4           Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5           Americans with Disabilities Act. In the event that as a result of Sublessee's specific and unique use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: D Sublessor's expense 0 Sublessee's expense.

3.           Possession.

3.1           Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease ~~(including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises)~~ shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2           Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within ~~60~~ 30 days after the Commencement Date, Sublessee may, at its option, by notice in writing within 10 days after the end of such ~~60~~ 30 day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said 10 day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 120 days after the Commencement Date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

3.3           Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4.           Rent and Other Charges.

4.1           Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2           Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5.           Security Deposit. Sublessee shall deposit with Sublessor the sum specified in Paragraph 1.6(b) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any, portion of said deposit, Sublessee shall within 10 days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.           Master Lease.

6.1           Sublessor is the lessee of the Premises by virtue of the Master Lease , wherein Jonda Hawthorne, LP is the lessor, hereinafter the "Master Lessor".

6.2           This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3           The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word ”Lessor“ is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word ”Lessee“ is used it shall be deemed to mean the Sublessee herein.

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6.4           During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Section 4 as defined. Refer to the Addendum for details of the rent.

.

6.5           The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

6.6           Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7           Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8           Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7.           Assignment of Sublease and Default.

7.1           Sublessor hereby assigns and transfers to Master Lessor Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2           Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

7.3           Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4           No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

8.           Consent of Master Lessor.

8.1           In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

8.2           In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3           In the event that Master Lessor does give such consent then:

(a)           Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)           The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c)           The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d)           In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e)           Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f)           In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g)           Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4           The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

8.5         Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

8.6         In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9.         ~~Additional Brokers Commissions.~~

           ~~9.1           Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.~~

           ~~9.2           If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.~~

           ~~9.3           Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.~~

           ~~9.4           Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.~~

10.           Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11.           Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12.           No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.           SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.           RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

Executed at:	Bellvue, Washington	Executed at:	Hawthorne, CA

On:	On:	December 24, 2012

By Sublessor:	By Sublessee:

/s/ Bret Johnsen

CFO

By:	/s/Bohn H. Crain	By:

Name Printed:	Bohn H. Crain	Name Printed:

Title:	CEO	Title:

By:	By:

Name Printed:	Name Printed:

Title:	Title:

Address:	Address:

Telephone: (____)	Telephone: (____)

Facsimile: (____)	Facsimile:(____)

Email:	Email:

Email:	Email:

Federal ID No.	Federal ID No.

BROKER:	BROKER:

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone/facsimile:	Telephone/Facsimile:

Email:	Email:

Federal ID No.	Federal ID No.

Broker/Agent DRE License #:	Broker/Agent DRE License #:

Consent to the above Sublease is hereby given.

Executed at:	Executed at:

On:	On:

By Master Lessor:	By Guarantor(s):

/s/ Aliza K. Guren

Name Printed:

Address:

By:

Name Printed
Aliza K. Guren

Title:	CEO

By:	By:

Name Printed:	Name Printed:

Title:	Address:

Address:

Telephone: (____)

Facsimile: (____)

Email:

Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1997 By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

ADDENDUM TO STANDARD SUBLEASE

THIS ADDENDUM TO STANDARD SUBLEASE (this “Addendum”) dated this 21st day of December, 2012 (the “Effective Date”) hereby amends and modifies that certain STANDARD SUBLEASE dated December 20, 2012 (the “Sublease Agreement”), by and between RADIANT LOGISTICS, INC., a Delaware Corporation, as successor in interest to DBA Distribution Services, Inc. (“Sublessor”) and SPACE EXPLORATION TECHNOLOGIES CORP., a Delaware Corporation (“Sublessee”).

1.           The parties hereby amend the Sublease Agreement in accordance with the following. In the event of any conflict or ambiguity between the terms of this Addendum and the Sublease Agreement, the terms of this Addendum shall control.

2.           All capitalized terms set forth herein that are not otherwise defined by this Addendum shall have the same meaning ascribed to them in Sublease Agreement.

3.           The rent due under this Sublease shall be on an “industrial gross lease basis” whereby the Sublessee’s Rent shall include all operating expenses attributable to the premises inclusive of Property Taxes, Insurance and maintenance (except as provided in Paragraph 4 of this Addendum). The monthly rental rate shall be pursuant to the following schedule:

•	February 1, 2013 to April 30, 2013: $0.00;
•	May 1, 2013 to April 30, 2014: $75,007.00 per month;
•	May 1, 2014 to April 30, 2015: $77, 811.00 per month; and
•	May 1, 2015 to February 29, 2016: $80,615.00 per month.

Sublessee shall make payments of the above amounts directly to Master Lessor, it being understood and agreed that Master Lessor's acceptance of such amounts shall not be deemed to be the agreement by Master Lessor that such payments are in full satisfaction of amounts due under the Master Lease, or that Master Lessor has agreed to any reduction of amounts due under the Master Lease from Sublessor. Sublessor separately shall make payment to Master Lessor for the balance of any amounts due under the Master Lease over and above the amount of Sublessee’s Rent as set forth in the Paragraph.

4.           Sublessor and Sublessee hereby further agree and acknowledge Sublessee shall be responsible for the maintenance and repair of the HVAC to the extent any such maintenance and repair are not within the scope of the warranty provided in Section 2.2 of the Sublease.

5.           Intentionally Deleted.

6.           Subject to Sublessee obtaining formal consent pursuant to the consent process specified in Paragraph 7.3(b) of the Master Lease as required, Sublessor and Master Lessor provide their consent for Sublessee’s planned improvements as outlined below, it being understood that Master Lessor's consent is conditioned on Sublessee submitting written plans and specifications to be prepared by Sublessee and submitted to Master Lessor for Master Lessor’s written consent in accordance with and subject to the provisions of Paragraph 7.3(b) of the Master Lease, and it being further understood that Master Lessor, as a condition to giving consent, may require the removal of such improvements upon surrender of the Premises to Master Lessor, and further provided that all such improvements must be performed in accordance with all Applicable Requirements and after obtaining all necessary permits:

•	new 20’ x 20’opening between 2701 El Segundo and 2705 El Segundo;
•	the installation of a 2,000 amp dedicated electrical service panel and distribution;
•	an office remodel;
•	installation of dock treatments;
•	upgrades to gated fences around the exterior of the parking lot;
•	cranes/craneway – custom designed to carry parts along dedicated production line;
•	floor surface – treatment/resurfacing/leveling as needed;
•	climate control – to accommodate composite processing / winding;
•	pressure test room (for pressurized tank tests), which might need to be built underground in the parking lot; alternatively we could build an above grade facility where 20'x20'x15' interior dimension would be the minimum;
•	additional internal rooms - additional rooms will need to be built inside the facility - drywall work, electrical;
•	LN2 storage and plumbing – Special handling, storage requirements;
•	N2, Air, He storage and lines;

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E

•	cryogenic test - attached but external building extensions for LN2 and pumps; this would require knocking holes up to 10'x10' in two locations and building small external add-ons; and
•	Mezzanine(s) – possible need for one or two, which would require footers, concrete, new structure, etc.

Sublessor and Sublessee acknowledge and agree that Master Lessor has made no warranty, express or implied, that the Premises are suitable for the foregoing improvements, or that such improvements may be made under Applicable Requirements.

7.           Sublessor shall remain responsible for its surrender and restoration obligations under the Master Leases. Sublessor, and Sublessee understand that the surrender and restoration obligations generally consist of the following (but may include additional requirements as determined by an inspection of the Premises by Master Lessor):

•	Dock Doors—all have to be in good working condition;
•	Dock Levelers and bumpers need repair;
•	All damage to the walls on the dock;
•	Damaged yard bollards need to be replaced;
•	All damaged electrical outlets inside and outside need to be fixed;
•	Any non-working lights need to be replaced; and
•	Fence needs to be repaired.

In the event that the Sublessor elects not to perform any of the above mentioned items, Sublessor will reimburse Sublessee for actual costs to remedy any outstanding items subject to the mutual agreement of the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

Sublessor:	RADIANT LOGISTICS, INC., a
Delaware Corporation

By:	/s/ Bohn H. Crain
Name:	Bohn H. Crain
Title:	CEO

Sublessee:	SPACE EXPLORATION TECHNOLOGIES CORP., a
Delaware Corporation

By:	/s/ Bret Johnsen
Name:	Bret Johnsen
Title:	CFO

Master Lessor:	JONDA HAWTHORNE, LP, a
California Limited Partnership
By its general partner:
Jondahaw GP, LLC,
a California limited liability company,

By its manager:
Karney Management Company,
a California Corporation,

By:	/s/ Aliza K. Guren
Aliza K. Guren, President

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM SBL-5-1/10E